UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

Montage Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 West John Carpenter Freeway, Suite 300 Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 444-1647

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	MR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 6, 2020, Montage Resources Corporation (the “Company”) notified Deutsche Bank Trust Company Americas (the “Trustee”), as trustee under the Indenture, dated as of July 6, 2015 (as supplemented and in effect, the “Indenture”), among the Company, the guarantors party thereto and the Trustee, that the Company had elected to redeem, subject to certain conditions (the “Redemption”), all of its outstanding 8.875% Senior Notes due 2023 (the “Notes”). On October 9, 2020, the Company issued a conditional notice of full redemption to redeem all of its outstanding Notes. The anticipated redemption date is November 13, 2020 (the “Redemption Date”). The redemption price for the Notes will be 102.219% (the “Redemption Price”) of the aggregate principal amount being redeemed, plus accrued but unpaid interest on the Notes redeemed to, but not including, the Redemption Date. Upon the Redemption by the Company of the Notes, none of the Notes will remain outstanding.

Redemption of the Notes is conditional on the consummation of the transactions set forth in that certain Agreement and Plan of Merger, dated as of August 12, 2020 (the “Merger Agreement”), by and between Southwestern Energy Company, a Delaware corporation (the “Buyer”), and the Company, pursuant to which, on the terms and subject to the conditions set forth therein, among other things, (i) the Company will merge with and into the Buyer, with the Buyer continuing as the surviving company, and (ii) the Buyer will deposit cash proceeds with the Trustee in an amount at least sufficient to pay and discharge the Redemption Price, all accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date and all other amounts owing under the Indenture. The Company may delay the Redemption Date until such time as the foregoing conditions are satisfied, or such redemption may not occur and the conditional notice of redemption may be rescinded in the event that the foregoing conditions are not satisfied by the Redemption Date, or by such later date to which the Redemption Date has been delayed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGE RESOURCES CORPORATION

Date: October 13, 2020	By:	/s/ Paul M. Johnston
	Name:	Paul M. Johnston
	Title:	Executive Vice President, General Counsel and Corporate Secretary